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                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this registration statement on Form S-3 of our report dated January 26, 1996, on our audit of the consolidated financial statements of Extended Stay America, Inc., our report dated January 26, 1996, on our audits of the financial statements of Apartment/Inn, L.P., our report dated February 23, 1996, on our audits of the combined financial statements of Hometown Inn I, LTD and Hometown Inn II, LTD, our report dated October 16, 1995, on our audits of the financial statements of Welcome Inn America 89-1, L.P., our report dated May 4, 1996, on our audit of the financial statements of Kipling Hospitality Enterprise Corporation, our report dated June 25, 1996, on our audit of the financial statements of Apartment Inn Partners/Gwinnett, L.P., and our report dated June 27, 1996, on our audits of the combined financial statements of Boulder Manor, Inc., Melrose Suites, Inc., Nicolle Manor and St. Louis Manor, Inc. (the "M & M Facilities"). We also consent to the reference to our firm under the caption "Experts."



                                /s/ Coopers & Lybrand L.L.P.



Spartanburg, South Carolina
February 12, 1997